Exhibit 99.1

Flowserve Corporation Reports Fourth Quarter and Full Year 2021 Results; Issues 2022 Financial Guidance

  Reported and Adjusted fourth quarter Earnings Per Share (EPS) of 13 cents and 45 cents, respectively
  Full year 2021 Reported and Adjusted EPS of 96 cents and $1.38, respectively
  Fourth quarter bookings increased 17.5% year-over-year to $969 million, driving full year 2021 bookings to $3.8 billion, up 10.6% year-over-year, on 1.07x book-to-bill
  Year-end backlog of $2.0 billion was up 8.0% versus prior year, setting the foundation for expected revenue and EPS growth in 2022
  Full year 2021 free cash flow conversion of 108% of adjusted earnings, marking the second consecutive year above 100%
  Launching the Diversify, Decarbonize and Digitize growth strategy

DALLAS--(BUSINESS WIRE)--February 23, 2022--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights (all comparisons to the 2020 fourth quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.13 and Adjusted EPS1 of $0.45
    Reported EPS includes a net after-tax adjusted loss of $42.2 million, comprised primarily of early extinguishment of debt costs, below-the-line foreign exchange impacts and realignment expenses partially offset by certain discrete tax items
  Total bookings were $969.1 million, up 17.5%, or 18.9% on a constant currency basis
    Original equipment bookings were $468.9 million, or 48% of total bookings, up 15.9%, or 17.4% on a constant currency basis
    Aftermarket bookings were $500.2 million, or 52% of total bookings, up 19.0%, or 20.2% on a constant currency basis
  Sales were $919.5 million, down 6.7%, or 5.7% on a constant currency basis
    Original equipment sales were $437.6 million, down 13.7%, or 12.7% on a constant currency basis
    Aftermarket sales were $481.8 million, up 0.7%, or 1.8% on a constant currency basis
  Reported gross and operating margins were 29.0% and 9.3%, respectively
    Adjusted gross and operating margins2 were 29.2% and 9.3%, respectively
  Backlog at December 31, 2021 was $2.0 billion, up 8.0% versus December 31, 2020

Full Year 2021 Highlights (all comparisons to full year 2020, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.96 and Adjusted EPS1 of $1.38
    Reported EPS includes a net after-tax adjusted loss of $55.3 million, comprised primarily of early extinguishment of debt costs, below-the-line foreign exchange impacts and realignment expenses partially offset by certain discrete tax items
  Total bookings were $3.77 billion, up 10.6%, or 8.8% on a constant currency basis
    Original equipment bookings were $1.80 billion, or 48% of total bookings, up 10.9%, or 8.9% on a constant currency basis
    Aftermarket bookings were $1.98 billion, or 52% of total bookings, up 10.4%, or 8.7% on a constant currency basis
  Sales were $3.54 billion, down 5.0%, or 6.8% on a constant currency basis
    Original equipment sales were $1.70 billion, down 10.3%, or 12.3% on a constant currency basis
    Aftermarket sales were $1.84 billion, up 0.5%, or down 1.1% on a constant currency basis
  Reported gross and operating margins were 29.6% and 7.6%, respectively
    Adjusted gross and operating margins2 were 30.1% and 8.2%, respectively

“In the fourth quarter of 2021, Flowserve delivered our highest level of quarterly bookings since the beginning of the pandemic. We expect this momentum to continue based on the current market environment and believe Flowserve is well-positioned to capture the building growth opportunities that we see across our end markets,” said Scott Rowe, Flowserve’s president and chief executive officer. “While our fourth quarter results and operations were impacted by the Omicron variant, including additional supply chain and logistics disruptions and labor availability headwinds that resulted in incremental revenue deferral and temporary margin deterioration, we ended the year with a solid $2 billion backlog, supporting our 2022 growth expectations.”

Rowe concluded, “In addition to improved conditions in our traditional end-markets, Flowserve is setting the stage to accelerate new growth opportunities through our new 3D strategy, focused on Diversification, Decarbonization and Digitization. With this focus, we are targeting opportunities in less cyclical markets with higher growth potential, such as water, specialty chemical and general industries, while supporting our customers’ aspirations to decarbonize, lower operating costs and maximize energy efficiency. We are confident that our growth strategy, coupled with our improved cost structure and operating platform, provides Flowserve with a strong foundation to deliver value for all of our stakeholders.”

2022 Guidance3
Flowserve is providing its Reported and Adjusted EPS guidance for 2022, as well as certain other financial metrics, as shown in the table below.

2022 Target Range
Revenue Growth	Up 7.0% to 9.0%
Reported Earnings Per Share	$1.65 - $1.85
Adjusted Earnings Per Share	$1.70 - $1.90
Net Interest Expense	$45 - $50 million
Adjusted Tax Rate	20% - 22%
Capital Expenditures	$70 - $80 million

Flowserve’s 2022 Adjusted EPS target range excludes expected adjusted items including realignment charges of approximately $10 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year.

Fourth Quarter 2021 Results Conference Call
Flowserve will host its conference call with the financial community on Thursday, February 24th at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

1 See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
2 Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.
3 Adjusted 2022 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes year-end 2021 FX rates and approximately 131 million fully diluted shares.
_ FX impact is calculated by comparing the difference between the actual average FX rates of 2021 and the year-end 2021 spot rates both as applied to our 2022 expectations, divided by the number of shares expected for 2022.

About Flowserve
Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon fourth-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2021	2020

Sales	$919,456	$985,308
Cost of sales	(652,362)	(689,913)
Gross profit	267,094	295,395
Selling, general and administrative expense	(187,111)	(202,722)
Net earnings from affiliates	5,147	2,627
Operating income	85,130	95,300
Interest expense	(11,770)	(16,779)
Loss on extinguishment of debt	(38,003)	-
Interest income	871	604
Other income (expense), net	(15,425)	(18,742)
Earnings before income taxes	20,803	60,383
Provision for income taxes	(1,335)	(767)
Net earnings, including noncontrolling interests	19,468	59,616
Less: Net earnings attributable to noncontrolling interests	(2,738)	(3,565)
Net earnings attributable to Flowserve Corporation	$16,730	$56,051

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	0.13	0.43
Diluted	0.13	0.43

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$919,456	$-		$-		$919,456
Gross profit	267,094	(1,031)		-		268,125
Gross margin	29.0%	-		-		29.2%

Selling, general and administrative expense	(187,111)	808		-		(187,919)
Gain on sale of business	-	-		-		-
Net earnings from affiliates	5,147	-		-		5,147

Operating income	85,130	(223)		-		85,353
Operating income as a percentage of sales	9.3%	-		-		9.3%

Interest and other expense, net	(64,327)	-		(51,355)	(3)	(12,972)

Earnings before income taxes	20,803	(223)		(51,355)		72,381
(Provision for) benefit from income taxes	(1,335)	(1,396)	(2)	10,788	(4)	(10,727)
Tax Rate	6.4%	-626.0%		21.0%		14.8%

Net earnings attributable to Flowserve Corporation	$16,730	$(1,619)		$(40,567)		$58,916

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.13	$(0.01)		$(0.31)		$0.45
Diluted	0.13	(0.01)		(0.31)		0.45

Basic number of shares used for calculation	130,245	130,245		130,245		130,245
Diluted number of shares used for calculation	130,829	130,829		130,829		130,829

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents below-the-line foreign exchange impacts and $38.7 million of expense as a result of early extinguishment of debt and duplicate interest expense.
(4) Includes tax impact of items above.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$985,308	$-		$-		$985,308
Gross profit	295,395	(6,661)		-		302,056
Gross margin	30.0%	-		-		30.7%

Selling, general and administrative expense	(202,722)	(3,092)		(6,712)	(3)	(192,918)

Operating income	95,300	(9,753)		(6,712)		111,765
Operating income as a percentage of sales	9.7%	-		-		11.3%

Interest and other expense, net	(34,917)	-		(16,037)	(4)	(18,880)

Earnings before income taxes	60,383	(9,753)		(22,749)		92,885
Provision for income taxes	(767)	2,414	(2)	16,324	(5)	(19,505)
Tax Rate	1.3%	24.8%		71.8%		21.0%

Net earnings attributable to Flowserve Corporation	$56,051	$(7,339)		$(6,425)		$69,815

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.43	$(0.06)		$(0.05)		$0.54
Diluted	0.43	(0.06)		(0.04)		0.53

Basic number of shares used for calculation	130,343	130,343		130,343		130,343
Diluted number of shares used for calculation	130,995	130,995		130,995		130,995

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents Flowserve 2.0 transformation efforts.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above and $13.2 million benefit related to legal entity simplification and restructuring.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2021	2020
Bookings	$693.5	$566.5
Sales	648.9	695.7
Gross profit	198.3	207.7
Gross profit margin	30.6%	29.9%
SG&A	140.9	126.1
Segment operating income	62.5	84.2
Segment operating income as a percentage of sales	9.6%	12.1%

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2021	2020
Bookings	$278.8	$258.4
Sales	272.8	290.7
Gross profit	80.3	92.8
Gross profit margin	29.4%	31.9%
SG&A	50.3	41.4
Segment operating income	30.0	51.4
Segment operating income as a percentage of sales	11.0%	17.7%

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(Amounts in thousands, except per share data)	2021	2020	2019

Sales	$3,541,060	$3,728,134	$3,939,697
Cost of sales	(2,491,335)	(2,611,365)	(2,650,354)
Gross profit	1,049,725	1,116,769	1,289,343
Selling, general and administrative expense	(797,076)	(878,245)	(913,203)
Gain on sale of business	1,806	-	-
Net earnings from affiliates	16,304	11,753	10,483
Operating income	270,759	250,277	386,623
Interest expense	(57,617)	(56,185)	(54,980)
Loss on extinguishment of debt	(46,176)	(1,201)	-
Interest income	2,764	4,175	8,409
Other income (expense), net	(36,142)	5,226	(17,619)
Earnings before income taxes	133,588	202,292	322,433
(Provision for) benefit from income taxes	2,594	(61,417)	(75,493)
Net earnings, including noncontrolling interests	136,182	140,875	246,940
Less: Net earnings attributable to noncontrolling interests	(10,233)	(10,455)	(8,112)
Net earnings attributable to Flowserve Corporation	$125,949	$130,420	$238,828

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.97	$1.00	$1.82
Diluted	0.96	1.00	1.81

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,541,060	$-		$-		$3,541,060
Gross profit	1,049,725	(16,844)		-		1,066,568
Gross margin	29.6%	-		-		30.1%

Selling, general and administrative expense	(797,076)	(5,646)		-		(791,431)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	16,304	-		-		16,304

Operating income	270,759	(22,490)		1,806		291,441
Operating income as a percentage of sales	7.6%	-		-		8.2%

Interest and other expense, net	(137,171)	-		(75,188)	(4)	(61,982)

Earnings before income taxes	133,588	(22,490)		(73,382)		229,459
(Provision for) benefit from income taxes	2,594	7,070	(2)	33,522	(5)	(37,997)
Tax Rate	-1.9%	31.4%		45.7%		16.6%

Net earnings attributable to Flowserve Corporation	$125,949	$(15,420)		$(39,860)		$181,229

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.97	$(0.12)		$(0.30)		$1.39
Diluted	0.96	(0.12)		(0.30)		1.38

Basic number of shares used for calculation	130,305	130,305		130,305		130,305
Diluted number of shares used for calculation	130,857	130,857		130,857		130,857

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above and realignment related tax release.
(3) Represents final settlement gain on sale of business in 2018.
(4) Represents below-the-line foreign exchange impacts and $47.7 million of expense as a result of early extinguishment of debt and duplicate interest expense.
(5) Includes tax impact of items above and $17.9 million benefit related to legal entity restructuring of foreign holding companies.

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Year Ended December 31, 2020
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,728,134	$-		$-		$3,728,134
Gross profit	1,116,769	(47,297)		-		1,164,066
Gross margin	30.0%	-		-		31.2%

Selling, general and administrative expense	(878,245)	(34,773)		(34,269)	(3)	(809,203)

Operating income	250,277	(82,070)		(34,269)		366,616
Operating income as a percentage of sales	6.7%	-		-		9.8%

Interest and other expense, net	(47,985)	-		9,626	(4)	(57,611)

Earnings before income taxes	202,292	(82,070)		(24,643)		309,005
Provision for income taxes	(61,417)	12,560	(2)	(2,814)	(5)	(71,163)
Tax Rate	30.4%	15.3%		-11.4%		23.0%

Net earnings attributable to Flowserve Corporation	$130,420	$(69,510)		$(27,457)		$227,387

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$1.00	$(0.53)		$(0.21)		$1.74
Diluted	1.00	(0.53)		(0.21)		1.74

Basic number of shares used for calculation	130,395	130,395		130,395		130,395
Diluted number of shares used for calculation	131,050	131,050		131,050		131,050

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Includes $22.7 million related to Flowserve 2.0 transformation efforts and $11.5 million related to discrete asset write-downs.
(4) Represents below-the-line foreign exchange impacts.
(5) Includes tax impact of items above, $25.4 million related to Italian tax valuation allowance and $15.6 million benefit related to legal entity simplification and restructuring.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2021	2020	2019
Bookings	$2,675.7	$2,358.4	$3,007.9
Sales	2,470.8	2,675.7	2,706.3
Gross profit	760.4	811.4	899.3
Gross profit margin	30.8%	30.3%	33.2%
SG&A	535.6	552.2	566.3
Gain on sale of business	1.8	-	-
Segment operating income	243.2	271.0	343.5
Segment operating income as a percentage of sales	9.8%	10.1%	12.7%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2021	2020	2019
Bookings	$1,112.8	$1,065.8	$1,240.9
Sales	1,075.9	1,057.5	1,238.9
Gross profit	316.7	321.9	405.5
Gross profit margin	29.4%	30.4%	32.7%
SG&A	197.4	196.3	213.6
Segment operating income	119.7	125.6	191.9
Segment operating income as a percentage of sales	11.1%	11.9%	15.5%

Fourth Quarter and Full Year 2021 - Segment Results
(dollars in millions, comparison vs. 2020 fourth quarter and full year, unaudited)

	FPD		FCD
Bookings	$693.5	$2,675.7	$278.8	$1,112.8
- vs. prior year	22.4%	13.5%	7.9%	4.4%
- on constant currency	24.2%	11.6%	8.6%	2.5%

Sales	$648.9	$2,470.8	$272.8	$1,075.9
- vs. prior year	-6.7%	-7.7%	-6.2%	1.7%
- on constant currency	-5.6%	-9.3%	-5.6%	-0.3%

Gross Profit	$198.3	$760.4	$80.3	$316.7
- vs. prior year	-4.5%	-6.3%	-13.5%	-1.6%

Gross Margin (% of sales)	30.6%	30.8%	29.4%	29.4%
- vs. prior year (in basis points)	70 bps	50 bps	(250) bps	(100) bps

Operating Income	$62.5	$243.2	$30.0	$119.7
- vs. prior year	-25.8%	-10.3%	-41.6%	-4.7%
- on constant currency	-24.5%	-12.5%	-42.0%	-6.9%

Operating Margin (% of sales)	9.6%	9.8%	11.0%	11.1%
- vs. prior year (in basis points)	(250) bps	(30) bps	(670) bps	(80) bps

Adjusted Operating Income *	$63.1	$256.7	$30.5	$122.4
- vs. prior year	-30.7%	-22.1%	-41.5%	-13.7%
- on constant currency	-29.5%	-24.0%	-41.7%	-15.7%

Adj. Oper. Margin (% of sales)*	9.7%	10.4%	11.2%	11.4%
- vs. prior year (in basis points)	(340) bps	(190) bps	(670) bps	(200) bps

Backlog	$1,368.9		$639.8

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Amounts in thousands, except par value)	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$658,452	$1,095,274
Accounts receivable, net	739,210	753,462
Contract assets, net	195,598	277,734
Inventories, net	678,287	667,228
Prepaid expenses and other	117,130	110,635
Total current assets	2,388,677	2,904,333
Property, plant and equipment, net	515,927	556,873
Operating lease right-of-use assets, net	193,863	208,125
Goodwill	1,196,479	1,224,886
Deferred taxes	44,049	30,538
Other intangible assets, net	152,463	168,496
Other assets, net	258,310	221,426
Total assets	$4,749,768	$5,314,677

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$410,062	$440,199
Accrued liabilities	445,092	463,222
Contract liabilities	202,965	194,227
Debt due within one year	41,058	8,995
Operating lease liabilities	32,628	34,990
Total current liabilities	1,131,805	1,141,633
Long-term debt due after one year	1,261,770	1,717,911
Operating lease liabilities	166,786	176,246
Retirement obligations and other liabilities	352,062	517,566
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectfully
Capital in excess of par value	506,386	502,227
Retained earnings	3,691,023	3,670,543
Treasury shares, at cost – 46,794 and 46,768 shares, respectively	(2,057,706)	(2,059,309)
Deferred compensation obligation	7,214	6,164
Accumulated other comprehensive loss	(563,589)	(609,625)
Total Flowserve Corporation shareholders' equity	1,804,319	1,730,991
Noncontrolling interests	33,026	30,330
Total equity	1,837,345	1,761,321
Total liabilities and equity	$4,749,768	$5,314,677

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2021	2020	2018

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$136,182	$140,875	$246,940
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	85,175	86,175	92,042
Amortization of intangible and other assets	14,647	14,578	13,862
Loss on extinguishment of debt	46,176	1,201	-
Stock-based compensation	29,478	27,252	23,882
Foreign currency, asset write downs and other non-cash adjustments	29,772	4,277	(11,724)
Change in assets and liabilities:
Accounts receivable, net	(8,675)	45,648	2,883
Inventories, net	(32,124)	15,306	(31,058)
Contract assets, net	74,333	4,258	(45,220)
Prepaid expenses and other assets, net	1,302	34,262	(9,455)
Contract liabilities	14,196	(34,066)	19,699
Accounts payable	(19,505)	(22,571)	24,678
Accrued liabilities and income taxes payable	(13,948)	50,203	12,418
Retirement obligations and other	(15,690)	3,636	(3,357)
Net deferred taxes	(91,200)	(60,497)	(11,493)
Net cash flows provided (used) by operating activities	250,119	310,537	324,097
Cash flows – Investing activities:
Capital expenditures	(54,936)	(57,405)	(75,716)
Proceeds from disposal of assets	2,663	15,705	42,333
Net affiliate investment activity	(7,204)	-	-
Net cash flows provided (used) by investing activities	(59,477)	(41,700)	(33,383)
Cash flows – Financing activities:
Payments on senior notes	(1,243,548)	(191,258)	-
Proceeds from issuance of senior notes	498,280	498,280	-
Payments on long-term debt	(7,500)	-	(105,000)
Proceeds from issuance of long-term debt	300,000	-	-
Payment of deferred loan cost	(6,739)	(4,572)	-
Proceeds from short-term financing	-	-	75,000
Payments on short-term financing	-	-	(75,000)
Proceeds under other financing arrangements	1,408	2,285	3,404
Payments under other financing arrangements	(7,213)	(9,792)	(9,856)
Payments related to tax withholding for stock-based compensation	(5,984)	(4,607)	(3,900)
Repurchases of common shares	(17,531)	(32,112)	(15,000)
Payments of dividends	(104,604)	(104,159)	(99,557)
Other	(6,276)	(6,478)	(1,555)
Net cash flows provided (used) by financing activities	(599,707)	147,587	(231,464)
Effect of exchange rate changes on cash	(27,757)	7,870	(7,953)
Net change in cash and cash equivalents	(436,822)	424,294	51,297
Cash and cash equivalents at beginning of year	1,095,274	670,980	619,683
Cash and cash equivalents at end of year	$658,452	$1,095,274	$670,980
Income taxes paid (net of refunds)	$65,621	$75,342	$66,372
Interest paid	72,247	57,041	53,607

CONSOLIDATED QUARTERLY FINANCIAL DATA
(Unaudited)
(Amounts in millions, except per share data)
	2021
Quarter	4th	3rd	2nd	1st
Sales	$919.5	$866.1	$898.2	$857.3
Gross profit	267.1	253.5	278.2	250.9
Earnings before income taxes	20.8	41.4	50.5	21.0
Net earnings attributable to Flowserve Corporation	16.7	49.8	45.4	14.1
Earnings per share(1):
Basic	$0.13	$0.38	$0.35	$0.11
Diluted	$0.13	$0.38	$0.35	$0.11

	2020
Quarter	4th	3rd	2nd	1st
Sales	$985.3	$924.3	$925.0	$893.5
Gross profit	295.4	285.2	269.7	266.5
Earnings before income taxes	60.4	78.0	12.8	51.2
Net earnings attributable to Flowserve Corporation	56.1	56.1	6.1	12.1
Earnings per share (1):
Basic	$0.43	$0.43	$0.05	$0.09
Diluted	$0.43	$0.43	$0.05	$0.09

(1) Earnings per share is computed independently for each of the quarters presented. The sum of the quarters may not equal the total year amount due to the impact of changes in weighted average quarterly shares outstanding or rounding.

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate Communications & Public Affairs, (972) 443-6644